UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 18, 2012 (July 16, 2012)

AmREIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-53841	20-8857707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Greenway Plaza, Suite 1000 Houston, Texas		77046
(Address of Principal Executive Offices)		(Zip Code)

(713) 850-1400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On July 16, 2012, AmREIT, Inc. (the “Company”) provided the following update on its second quarter financial performance.

Financial Performance

The Company has not yet completed the preparation of its financial statements for the quarter ended June 30, 2012, and such financial statements have not been reviewed by the Company’s independent auditor. The results presented below are preliminary estimates and are not final until the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 with the Securities and Exchange Commission and, therefore, remain subject to adjustment. Readers are cautioned not to place undue reliance on these expectations.

Leasing Activity

During the quarter ended June 30, 2012, the Company executed eight lease renewals representing an aggregate of 34,076 square feet at an average cash leasing spread of 12.4%. The Company executed two new leases representing an aggregate of 11,213 square feet, of which one was a comparable lease of 3,167 square feet with a cash leasing spread of 25.0%. Also during the quarter the Company had three leases representing an aggregate of 8,305 square feet that were either terminated or not renewed.

Preliminary Financial Results (in thousands except percentages and number of properties):

THREE MONTHS ENDED JUNE 30, 2012
Net income	$1,446

Funds from operations	$3,708

Total net operating income	$6,666

AS OF JUNE 30, 2012
Total assets	$330,957

Total debt	$204,953

Percent leased	96%

Number of properties	29

Reconciliation of Net Income to Funds From Operations

The Company has adopted the National Association of Real Estate Investment Trusts (“NAREIT”) definition of funds from operations (“FFO”). FFO is calculated as net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)) excluding gains or losses from sales of depreciable operating property, depreciation and amortization of real estate assets, and impairment charges on real estate assets held for investment and excluding results defined as “extraordinary items” under GAAP. FFO is a supplemental non-GAAP financial measure. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, the Company believes FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods. The Company also believes that, as a widely recognized measure of the performance of real estate investment trusts (“REITs”), FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and capture neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact results from operations, the utility of FFO as a measure of performance is limited. FFO should not be considered an alternative to cash flows from operating, investing and financing activities in accordance with GAAP and is not necessarily indicative of cash available to meet cash needs. In addition, the Company’s computation of FFO may differ from the methodology for calculating FFO utilized by other equity REITs and, therefore, may not be comparable to such other REITs. FFO is not defined by GAAP and should not be considered an alternative to net income as an indication of performance, or of cash flows as a measure of liquidity. The table below details the reconciliation from net income to FFO for the period presented (amounts in thousands):

THREE MONTHS ENDED JUNE 30, 2012
Net income	$1,446

Depreciation of real estate assets - from operations	2,106

Depreciation of real estate assets for nonconsolidated affiliates	156

FFO	$3,708

Reconciliation of Net Income to Net Operating Income

The Company believes that Net Operating Income (“NOI”) is a useful measure of operating performance. The Company defines NOI as operating revenues (rental income, tenant recovery income, percentage rent, excluding straight-line rental income and amortization of acquired above- and below-market rents) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line rent bad debt expense). Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. The Company believes that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. The Company uses NOI to evaluate its performance on a property-by-property basis because NOI allows it to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on operating results. However, NOI should only be used as a supplemental measure of financial performance. The following tables set forth a reconciliation of NOI to net income as computed in accordance with GAAP:

THREE MONTHS ENDED JUNE 30, 2012
Net income	$1,446

Amortization of straight-line rents and above/below market rents	(88)

Advisory services income-related party	(885)

Interest and other income	(136)

Interest and other income-related party	(84)

Straight-line rent bad debt expense	(23)

General and administrative	1,558

Legal and professional	229

Real estate commissions	53

Depreciation and amortization	2,120

Impairment recovery - notes receivable	(229)

Loss from advised funds and other affiliates	66

Income tax benefit (expense) for taxable REIT subsidiary	44

Interest expense	2,595

Net operating income	$6,666

Financing Activity

The Company has executed a non-binding commitment letter to refinance the debt secured by its Uptown Plaza Dallas property. Currently the debt matures on October 1, 2013. The primary terms of the new loan include: $14,000,000 principal amount, 4.25% fixed interest rate, 10-year term and a 30-year amortization period. The Company anticipates closing this loan during August 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmREIT, Inc.

Date: July 18, 2012	By:	/s/ Brett P. Treadwell
Brett P. Treadwell Managing Vice President - Finance & Chief Accounting Officer